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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated February 27, 2008, except for Note 16, as to which the date is May 15, 2008, relating to the financial statements and financial statement schedule of Celera Corporation which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, Connecticut
June 11, 2008

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm